UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2009

Cinnabar Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)
360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, pursuant to an employment agreement between Cinnabar Ventures, Inc. (the “Company”) and Richard A. Lisa, Mr. Lisa was named the Company’s President, Chief Operations Officer and was appointed to the Board of Directors of the Company, effective as of January 18, 2010.

Richard “Rick” A. Lisa, age 51, has over thirty years of experience working in senior sales, marketing and operations management positions for leading technology companies.  Mr. Lisa has spent the past five years in various executive sales management positions within Advanced Micro Devices, Inc. (“AMD”), a semiconductor company which provides processing solutions for the computing, graphics and consumer electronics markets in the United States, Canada, Europe and Asia.  Most recently, Mr. Lisa held the position of Vice President of Field Sales/Director or World Wide Embedded Sales within AMD.  Prior to joining AMD, in 2004, Mr. Lisa held the position of Vice President, Director of Sales & Marketing (US) at Fairchild Semiconductor (“Fairchild”), a leading global supplier of high performance products that enable energy efficiency. During his time at Fairchild, Mr. Lisa managed worldwide sales and marketing efforts for both regional and multinational accounts with a sales budget of approximately four hundred million dollars ($400,000,000) annually.  From 1980 until 2002, Mr. Lisa held positions of increasing responsibility for the automotive, communications, computing and semiconductor divisions of Motorola, Inc (“Motorola”).  From 2000 to 2002, Mr. Lisa served as Motorola’s Vice President and Worldwide Sales Director of the Imaging, Entertainment and Home Networking Group.  In this role, Mr. Lisa developed and managed both the tactical and strategic sales & marketing efforts for major accounts such as Hewlett-Packard, Sony, Scientific Atlanta, Lexmark, Xerox, Canon and Epson.  Mr. Lisa’s responsibilities included direct supervision over an experienced staff of sales, technical and marketing professionals responsible for maintaining all aspects of market development, sales, logistics, planning and engineering support in all of Motorola’s global regions, with an annual sales budget exceeding one billion dollars ($1,000,000,000) annually.

Family Relationships

Mr. Lisa does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement by and between Cinnabar Ventures, Inc. and Richard A. Lisa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES, INC.

Date: January 4, 2010	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer